Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-282554) of FirstEnergy Transmission, LLC of our report dated October 8, 2024 relating to the financial statements and financial statement schedule of FirstEnergy Transmission, LLC, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio

December 16, 2024